UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 41st Floor New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 13, 2017, Owl Rock Capital Corporation (the “Company”) entered into an agreement with City National Bank (“City National”) and ING Capital LLC (“ING” and together with City National, the “Additional Lenders”) pursuant to which the Additional Lenders agreed to provide a commitment through the accordion feature in the Company’s subscription credit facility, dated August 1, 2016 (the “Facility”), increasing the aggregate commitments under the Facility from $575 million to $700 million. The Facility continues to include the accordion feature, which would allow the Company, under certain circumstances, to increase the size of the Facility further to a maximum of $750 million. There were no other amendments to the terms of the Facility.

The foregoing description is only a summary of certain of the provisions of the Facility and is qualified by its entirety by the underlying agreement, which was filed on March 8, 2017 as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

March 13, 2017	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer